EXHIBIT 99.1

Capri Holdings Appoints Catherine So as Chief Legal and Sustainability Officer

LONDON — September 16, 2026 — Capri Holdings Limited (NYSE: CPRI), a global fashion luxury group, today announced the appointment of Catherine So as Chief Legal and Sustainability Officer, effective October 19, 2026. Ms. So will report to John D. Idol, Chairman and Chief Executive Officer of Capri Holdings.

Ms. So joins Capri from Tiffany & Co., where she most recently served as Senior Vice President and General Counsel, overseeing legal, compliance, intellectual property, litigation, governance, brand protection, and related functions across a global business.

Since joining Tiffany & Co. in 2015, Ms. So served in several leadership roles, including Vice President, Associate General Counsel as well as Vice President and Chief Compliance Officer, before being named General Counsel in 2021. Prior to Tiffany & Co., she held senior legal positions at Bank of America Merrill Lynch and served as an Assistant U.S. Attorney in the Eastern District of New York. She began her legal career in private practice with Debevoise & Plimpton.

John D. Idol, Chairman and Chief Executive Officer of Capri Holdings, said: “We are pleased to welcome Catherine to Capri Holdings. She is a highly respected legal leader with extensive experience with helping develop global luxury brands and executive teams through periods of transformation and growth. Her expertise, leadership, and strategic perspective will be invaluable as we continue to strengthen our business and position our brands for long-term success.”

Catherine So said: “Capri Holdings is home to iconic luxury brands, and I am thrilled to join the organization at this important time. I look forward to partnering with John and the teams across Capri to support the company's strategic objectives and continued growth.”

About Capri Holdings Limited

Capri Holdings is a global fashion luxury group consisting of iconic brands Michael Kors and Jimmy Choo. Our commitment to glamorous style and craftsmanship is at the heart of each of our luxury brands. We have built our reputation on designing exceptional, innovative products that cover the full spectrum of fashion luxury categories. Our strength lies in the unique DNA and heritage of each of our brands, the diversity and passion of our people and our dedication to the clients and communities we serve. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.

Forward Looking Statements

This press release contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri Holdings about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included herein, may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “plans”, “believes”, expects”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “might” or similar words or phrases, are forward-looking statements. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements. For a more complete understanding of these risks and uncertainties, please refer to the Company’s latest Annual Report on Form 10-K, quarterly reports on Form 10-Q and its other filings with the U.S. Securities and Exchange Commission. Any forward-looking statement in this press release speaks only as of the date made and Capri Holdings disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

CONTACTS:

Investor Relations:

Jennifer Davis

+1 (201) 514-8234

Jennifer.Davis@CapriHoldings.com

Media:

Press@CapriHoldings.com